                                                                    Exhibit 20.1

                         Chase Manhattan Bank USA, N.A.
                      Monthly Certificateholder's Statement

                         Chase Credit Card Master Trust
                                  Series 1996-2

                                                                                                        Distribution Date: 3/15/2004

Section 5.2 - Supplement                                        Class A          Class B        Collateral             Total
----------------------------------------------------------------------------------------------------------------------------------
(i)     Monthly Principal Distributed                                  0.00            0.00            0.00                  0.00

(ii)    Monthly Interest Distributed                           2,740,833.33      160,416.67       60,518.72          2,961,768.72
        Deficiency Amounts                                             0.00            0.00                                  0.00
        Additional Interest                                            0.00            0.00                                  0.00
        Accrued and Unpaid Interest                                                                    0.00                  0.00

(iii)   Collections of Principal Receivables                  80,408,814.00    4,568,682.61    6,396,155.66         91,373,652.27

(iv)    Collections of Finance Charge Receivables              6,549,229.36      372,115.30      520,961.43          7,442,306.09

(v)     Aggregate Amount of Principal Receivables                                                               36,686,322,894.19

                                      Investor Interest      550,000,000.00   31,250,000.00   43,750,000.00        625,000,000.00
                                      Adjusted Interest      550,000,000.00   31,250,000.00   43,750,000.00        625,000,000.00

                                            Series
        Floating Investor Percentage            1.70%                88.00%           5.00%           7.00%               100.00%
        Fixed Investor Percentage               1.70%                88.00%           5.00%           7.00%               100.00%

(vi)    Receivables Delinquent (As % of Total Receivables)
                 Current                                                                                                   95.71%
                 30 to 59 days                                                                                              1.26%
                 60 to 89 days                                                                                              0.97%
                 90 or more days                                                                                            2.06%
                                                                                                                ------------------
                                      Total Receivables                                                                   100.00%

(vii)   Investor Default Amount                                2,807,315.70      159,506.57      223,309.20          3,190,131.48

(viii)  Investor Charge-Offs                                           0.00            0.00            0.00                  0.00

(ix)    Reimbursed Investor Charge-Offs/Reductions                     0.00            0.00            0.00

(x)     Net Servicing Fee                                        458,333.33       26,041.67       36,458.33            520,833.33

(xi)    Portfolio Yield (Net of Defaulted Receivables)*                                                                     8.90%

(xii)   Portfolio Supplemented Yield                                                                                        9.43%

(xiii)  Reallocated Monthly Principal                                                  0.00            0.00                  0.00

(xiv)   Closing Investor Interest (Class A Adjusted)         550,000,000.00   31,250,000.00   43,750,000.00        625,000,000.00

(xv)    LIBOR                                                                                                            1.09438%

(xvi)   Principal Funding Account Balance                                                                                    0.00

(xvii)  Accumulation Shortfall                                                                                               0.00

(xviii) Principal Funding Investment Proceeds                                                                                0.00

(xix)   Principal Investment Funding Shortfall                                                                               0.00

(xx)    Available Funds                                        6,090,896.03      346,073.64      484,503.09          6,921,472.76

(xxi)   Certificate Rate                                           5.98000%        6.16000%        1.84438%

------------------------------------------------------------------------------------------------------------------------------------

* Effective with the November 02 Monthly Period, the yield from the Collections of Finance Charge Receivables portion of the Portfolio Yield is annualized based on a 365 day year / actual number of days in the calendar month.

    By:
       ----------------------------------
       Name:    Patricia M. Garvey
       Title:   Vice President

                         Chase Manhattan Bank USA, N.A.
                      Monthly Certificateholder's Statement

                         Chase Credit Card Master Trust
                                  Series 1996-3

                                                                                                       Distribution Date: 3/15/2004

Section 5.2 - Supplement                                              Class A         Class B      Collateral              Total
------------------------------------------------------------------------------------------------------------------------------------
(i)     Monthly Principal Distributed                                      0.00            0.00            0.00                 0.00

(ii)    Monthly Interest Distributed                               2,434,132.89      141,813.47       45,333.63         2,621,279.98
        Deficiency Amounts                                                 0.00            0.00                                 0.00
        Additional Interest                                                0.00            0.00                                 0.00
        Accrued and Unpaid Interest                                                                        0.00                 0.00

(iii)   Collections of Principal Receivables                      60,231,026.21    3,422,199.12    4,791,260.18        68,444,485.52

(iv)    Collections of Finance Charge Receivables                  4,905,765.75      278,735.20      390,244.06         5,574,745.00

(v)     Aggregate Amount of Principal Receivables                                                                  36,686,322,894.19

                                      Investor Interest          411,983,000.00   23,408,000.00   32,772,440.86       468,163,440.86
                                      Adjusted Interest          411,983,000.00   23,408,000.00   32,772,440.86       468,163,440.86

                                               Series
        Floating Investor Percentage            1.28%                    88.00%           5.00%           7.00%              100.00%
        Fixed Investor Percentage               1.28%                    88.00%           5.00%           7.00%              100.00%

(vi) Receivables Delinquent (As % of Total Receivables)
              Current                                                                                                         95.71%
              30 to 59 days                                                                                                    1.26%
              60 to 89 days                                                                                                    0.97%
              90 or more days                                                                                                  2.06%
                                                                                                                   -----------------
                                           Total Receivables                                                                 100.00%

(vii)   Investor Default Amount                                    2,102,847.90      119,479.36      167,277.43         2,389,604.69

(viii)  Investor Charge-Offs                                               0.00            0.00            0.00                 0.00

(ix)    Reimbursed Investor Charge-Offs/Reductions                         0.00            0.00            0.00

(x)     Net Servicing Fee                                            343,319.17       19,506.67       27,310.37           390,136.20

(xi)    Portfolio Yield (Net of Defaulted Receivables) *                                                                       8.90%

(xii) Portfolio Supplemented Yield                                                                                            10.48%

(xiii)  Reallocated Monthly Principal                                                      0.00            0.00                 0.00

(xiv)   Closing Investor Interest (Class A Adjusted)             411,983,000.00   23,408,000.00   32,772,440.86       468,163,440.86

(xv) LIBOR                                                                                                                  1.09438%

(xvi) Principal Funding Account Balance                                                                                         0.00

(xvii) Accumulation Shortfall                                                                                                   0.00

(xviii) Principal Funding Investment Proceeds                                                                                   0.00

(xix) Principal Investment Funding Shortfall                                                                                    0.00

(xx)    Available Funds                                            4,562,446.58      259,228.53      362,933.69         5,184,608.80

(xxi)   Certificate Rate                                               7.09000%        7.27000%        1.84438%

------------------------------------------------------------------------------------------------------------------------------------

* Effective with the November 02 Monthly Period, the yield from the Collections of Finance Charge Receivables portion of the Portfolio Yield is annualized based on a 365 day year / actual number of days in the calendar month.

    By:
        --------------------------------------------
        Name:     Patricia M. Garvey
        Title:    Vice President